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                                  EXHIBIT 23.1
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-       ) and related Prospectus of
AutoZone, Inc. for the registration of $300,000,000 debt securities and to the incorporation by reference therein of our reports dated September 22, 2003, with respect to the consolidated financial statements and schedule of AutoZone, Inc. included in its Annual Report (Form 10-K) for the year ended August 30, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Memphis, Tennessee
August 11, 2004